UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

POTNETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55969	46-5470832
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

3531 Griffin Road Ft.

Lauderdale, Florida 33312

(Address of Principal Executive Offices)

(800) 433-0127

(Registrant's Telephone Number including Area Code)

_________________________________________

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, the Board of Directors of PotNetwork Holdings, Inc. (the “Company” or the “Registrant”), elected three new outside directors other than pursuant to a shareholder vote at an annual meeting or a special meeting that was convened for that purpose:

Prashant Shah, Director – For many years, Mr. Shah has been and remains primarily a movie, television, and OTT content producer.  Through his production service company, he has produced over 35 Bollywood, Hollywood and Latin content filmed in USA, Canada, UK, New Zealand, Middle East, UAE and India, with budgets ranging from $3M to $100M. Mr. Shah’s other initiatives include the launch of the “Super Fight League and Super Boxing League”, and the first MMA league in India with a visibility reach to over 230M viewers. He also acts as Chief Content Officer for XcineX, a media tech startup in San Francisco, and serves as Chairman Emeritus to “Miami Media Film Market”. He was awarded “Producer of the Year” by the US Congress and Department of State for “Jobs Creation”. Additionally, he provides advisory services to “8k Miles Media Group”, a media conglomerate that delivers content to South Asian Diaspora around the globe. In 2014, he assisted in the launch of “CannHealth Group Limited” which developed, produced, and marketed first-of-its-kind legal hemp derived cannabidiol (CBD) products in legal markets within the U.S.  Mr. Shah holds a Computer Science degree from St. Xavier’s College India and a Business Associate degree, London, UK.

Ray Smith, Director and the Chairman of the Audit Committee of the Registrant - Mr. Smith serves as CEO and President of Trycera Financial Inc., a public company in the financial services area.  Before joining Trycera Financial, Inc., Mr. Smith spent ten years developing technologies and platforms to facilitate consumer credit profile reporting.  Prior to his involvement in the credit reporting and technology space, Mr. Smith owned and operated a diversified financial services call-center which was responsible for processing credit card applications for a variety of banks specializing in turn down consumer conversions.  The call-center generated up to $250 million in open to buy available credit and employed over sixty people.

Yury Shmerli, Director – For the last 3 years, Mr. Shmerli has been Chief Information Officer of Patriot Home Care which is the largest privately held company in its industry in Pennsylvania with over 3000 employees.  In 2012, He became a partner in a cannabis dispensary in North Hollywood, California, and for 3 years built and managed a growing facility and edible manufactory, which he and a partner grew to over $30M in gross sales. Mr. Shmerli originally started his career in information technology and held several senior executive positions in private and public companies. He later built a very successful medical management company which was later sold for $40M. He holds a degree in Information Technology and Business Management.

For each of the above 3 new outside directors:

1)	there was no arrangement or understanding between the new director and any other person pursuant to which the person was selected as a director; and

2)	there are no related party transactions between the director (and entities related to the director) and the Registrant.

Gary Blum, Esq., the sole prior Director of the Registrant, will continue as a member of the Board of Directors of the Registrant in the capacity of Chairman of the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
9.2	BOD Resolution on Appointments and Acceptances of Directors

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotNetwork Holdings, Inc. (the “Registrant”)
a Colorado corporation

Date: February 1, 2022	By:	/s/ Sohail Quraeshi
	Name:	Sohail Quraeshi
	Title:	Chief Executive Officer

3